UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 02, 2025

IonQ, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39694	85-2992192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Campus Drive
College Park, Maryland		20740
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301 298-7997

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	IONQ	New York Stock Exchange
Warrants, each exercisable for one share of common stock for $11.50 per share	IONQ WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

IonQ, Inc. (the "Company") is filing this Amendment No. 1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 4, 2025 (the "Original Report") solely for the purpose of disclosing the material terms of the separation agreement and release of claims that the Company entered into with Thomas Kramer, the Company's former Chief Financial Officer, on December 2, 2025. Other than as set forth in this Explanatory Note, this Amendment No. 1 does not amend any other disclosures in the Original Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Kramer Separation

As a result of his departure, Mr. Kramer will qualify for certain benefits under the Company’s Amended and Restated Executive Severance Plan (the “Executive Severance Plan”) and his performance-based restricted stock unit (“PSU”) award agreement (the “PSU Award Agreement”). Accordingly, on December 2, 2025, the Company and Mr. Kramer entered into a Separation Agreement (the “Kramer Separation Agreement”) including a release of claims in favor of the Company and, as such, he will be eligible to receive the following payments and benefits:

•
Cash Severance: A gross cash payment, less applicable withholdings and deductions, equal to (i) nine months of base salary, (ii) 100% of his 2025 annual target bonus and (iii) a portion of his 2025 annual target bonus, pro-rated to the number of days worked as an employee in 2025, which gross payment will be made in a lump sum within 30 days after the release of claims becomes effective.
•
COBRA Benefits: If Mr. Kramer elects to receive continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, the Company will pay the applicable premiums for him for up to nine months following the termination of his coverage as an employee.
•
Equity Vesting: All of Mr. Kramer’s unvested restricted stock units will accelerate and become vested in full, certain unvested stock options held by Mr. Kramer will accelerate and become vested in full, with any unvested stock options being forfeited for no consideration, and his PSUs will vest, based on target performance, prorated for the portion of the performance period during which he provided services to the Company.

The foregoing summary of Mr. Kramer’s severance entitlements is not a complete discussion of those terms and is qualified in its entirety by reference to the full text of the Executive Severance Plan and the PSU Award Agreement, copies of which are filed as Exhibits 10.2 and 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IonQ, Inc.

Date:	December 5, 2025	By:	/s/ Paul T. Dacier
Paul T. Dacier Chief Legal Officer and Secretary